Exhibit 4.4

                         VOTING AND STANDSTILL AGREEMENT

         This Voting and Standstill Agreement (this "Agreement") is entered into this 10th day of September, 1999, by and between Intellesale.com, Inc., a Delaware corporation (the "Company"), and Applied Digital Solutions, Inc., a Missouri corporation ("ADS").


                              W I T N E S S E T H:

         WHEREAS, ADS owns 80% of the outstanding shares of common stock of the Company;

         WHEREAS, the Company plans to complete an initial public offering of its common stock in the near future, which, although it will reduce ADS' ownership, will result in ADS continuing to own a substantial interest in the Company;

         WHEREAS, it is the mutual intention of the Company and ADS to enter into certain agreements contained herein which shall, for a period of time following the initial public offering, govern the voting and transfer of shares of the Company's common stock held by ADS;

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

SECTION 1:                           VOTING

         1.1      Voting by ADS.

         (a) Obligation. ADS shall vote the total number of shares of common stock of the Company or shares of any other class of capital stock of the Company entitled to vote generally on matters submitted to a vote of the Company's stockholders ("Voting Securities") that it or any of its subsidiaries beneficially owns (whether now owned or hereafter acquired) and to which it is entitled to vote ("ADS Shares") in accordance with the provisions of this
Section 1.1.

         (b) Voting on Directors and Other Matters. On the election (or removal) of directors and on all other matters submitted to a vote of the Company's stockholders, all ADS Shares shall be voted proportionally in accordance with the total number of affirmative or negative votes cast by the Public Stockholders (as defined below) with respect to such matter.

         (c) Public Stockholders. The term "Public Stockholders" shall mean all stockholders of the Company holding Voting Securities other than ADS and its subsidiaries.



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         (d)      Procedure.

                  (i) To effectuate  the voting  requirements  set forth in this
Section 1.1, ADS agrees that it shall:

                           (A)      vote on all  matters  submitted  to the vote
of holders of Voting Securities using a special form of proxy to be furnished by the Company pursuant to which ADS shall give written instructions that all ADS Shares shall be voted in accordance with the applicable provisions of this
Section 1.1; and

                           (B) not vote or permit to be voted any ADS Shares
held in "street" or other
nominee name or on any proxy other than the special form of proxy referred to in
Section 1.1(d)(i)(A).

                  (i) ADS shall deliver to the Company, prior to any vote by the holders of Voting Securities, a report indicating the number of shares constituting the ADS Shares if the number of ADS Shares has changed from the amount reported in the most recent Schedule 13D or 13G filed by ADS.

                  (ii) The Company shall give to ADS written notice of the votes cast by the Public Stockholders and the manner in which the votes cast by ADS were calculated for purposes of the voting of the special proxy referred to in this Section 1.1(d) in accordance with the voting requirements of this Section 1.1.

         (e) Irrevocable Proxy. In order to secure the obligation of ADS to vote in accordance with the provisions hereof, ADS shall deliver to the Company on the date hereof an irrevocable proxy in the form attached hereto as Exhibit A.

         1.2 Business Combinations. ADS shall not, and shall not permit any of its officers or directors to, initiate, propose, encourage or otherwise solicit or participate in any form of business combination or similar transaction involving the Company, including a merger, consolidation, exchange offer or sale or liquidation of the Company's assets, or any form of restructuring, recapitalization or similar transaction with respect to the Company (a "Business Combination"), without the prior approval of a majority of the members of the Board of Directors who are not officers or directors of ADS or owners of 5% of the outstanding common stock of ADS (the "Disinterested Directors"). If a majority of the Disinterested Directors shall approve a Business Combination, ADS may participate therein on terms no less advantageous than those offered to any other stockholder of the Company (in its capacity as a stockholder).

         1.3 No 13D Groups. ADS shall not directly or indirectly, participate in, act in concert with or encourage the formation of any 13D Group, or otherwise act in concert with any other persons, for the purpose of acquiring, holding, voting or disposing of, or seeking or offering to acquire, hold, vote

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

or dispose of Voting Securities or rights to acquire Voting Securities, or otherwise become a "person" within the meaning of Section 13(d)(3) of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"). Notwithstanding the foregoing, the acquisition, disposition and voting of Voting Securities by ADS to the extent specifically permitted by this Agreement shall not constitute the formation of a 13D Group for purposes of this Section 1.3.

         1.4 No Voting Trusts or Agreements. ADS shall not deposit any ADS Shares in a voting trust or subject any ADS Shares to any arrangement or agreement with respect to the voting of such shares, except as provided for in
Section 1.1 of this Agreement and except to the extent necessary to comply with their obligations under this Agreement.

         1.5 Proxy Contests. ADS shall not, and shall not permit any of its officers or directors to, (i) initiate, propose, encourage or participate in any "solicitation" of "proxies" (as such terms are defined in SEC Regulation 14A), including action by written consent, (ii) become a "participant" in any "election contest" (as such terms are defined or used in SEC Rule 14a-11) with respect to the Company, nominate any person for election as a director, or seek to advise, encourage or influence any person with respect to the voting of any Voting Securities of the Company or soliciting proxies for the election of such person, or (iii) initiate, propose or otherwise solicit or participate in the solicitation of any stockholder for the approval of one or more stockholder proposals with respect to the Company (as described under SEC Rule 14a-8), or encourage any other person to initiate any stockholder proposal relating to the Company.

         SECTION 2: RESTRICTIONS ON OWNERSHIP OF VOTING SECURITIES

         2.1 Standstill Restriction. ADS shall not permit the total number of Voting Securities beneficially owned by it or its subsidiaries to at any time exceed the number of ADS Shares owned by it immediately following the closing of the Company's initial public offering (after giving effect to any redemption of shares of common stock owned by ADS as contemplated by the final prospectus relating to the initial public offering); provided, however, that ADS shall not be in violation of the provisions of this Section 2.1 solely as a result of an increase in the number of ADS Shares due to any stock split, stock dividend or reorganization undertaken by the Company.

                           SECTION 3: TRANSFERS BY ADS

         3.1 Tender Offers. ADS shall not, and shall not permit its officers or directors to, (i) initiate, participate in or encourage any third party tender offers to purchase or exchange ("Tender Offer") shares of Voting Securities without the prior approval of the Disinterested Directors of the Company, or
(ii) tender any ADS Shares into any Tender Offer which the Disinterested Directors have recommended be rejected by the Company's stockholders.

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


         3.2 Market Sales; Rule 144 Sales. ADS may offer, sell or transfer ADS Shares pursuant to a bona fide public offering, registered under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to any other transaction conducted on a national public stock exchange that is in compliance with the Securities Act. ADS shall not transfer any ADS Shares pursuant to the provisions of Rule 144 of the Securities Act without having first given to the Company an executed copy of any notice on Form 144 required to be filed with the SEC specifying an aggregate number of shares proposed to be sold.

         3.3 Private Sales. Except as permitted by Sections 3.1 and 3.2 hereof, ADS shall not transfer any ADS Shares to any person (other than to a person, and in a transaction, that has been approved in writing in advance by the Disinterested Directors). As used in this Section 3, the terms "transfer," "transferring, "transferred" and variations thereof, shall mean and refer to any sale, gift, pledge, encumbrance, hypothecation, distribution, transfer or other act or action, whether voluntary or involuntary, by operation of law or otherwise, whereby or as a result of which, ADS' ownership, interest or rights in any ADS Shares are transferred, disposed of or encumbered in any way.

         3.4 Sales Prohibited During Public Offerings. ADS agrees that if any shares of Voting Securities of the Company are offered to the public in an underwritten public offering pursuant to an effective registration statement under the Securities Act, ADS will not effect any public sale or distribution of any ADS Shares (other than shares registered for sale pursuant to such registration statement) within the 14 days prior to, and within the 180 days after, the effective date of such registration statement.

         3.5 Non-Conforming Transfers Void. Any transfer or attempted transfer of ADS Shares in violation of any provision of this Section 3 shall be void ab initio and the Company shall not be required to, and the Company's transfer agent shall be instructed not to, recognize any such transfer or attempted transfer on the books and records of the Company. The certificates evidencing any shares of ADS Shares shall bear a legend to such effect. ADS shall promptly submit to the Company any shares of Voting Securities acquired by of them so that such certificates may be legended in accordance with the foregoing provision.

                             SECTION 4: TERMINATION

         4.1 Term of Agreement. The provisions of this Agreement shall terminate upon the earlier to occur of (i) ADS ceasing to beneficially own at least 10% of the total number of Voting Securities then outstanding or (ii) ADS ceasing to beneficially own at least 15% of the total number of Voting Securities then outstanding and, at such time, another person or entity beneficially owns more Voting Securities than ADS.

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
                            SECTION 5: MISCELLANEOUS

         5.1 Legends. ADS agrees as that:

         (a) within 10 business days after the acquisition by it or any of its subsidiaries of any certificates evidencing Voting Securities (or, in the case of Voting Securities currently owned by ADS or any of its subsidiaries, within 10 business days after the date hereof) to submit such certificates to the Company for placement on the face thereof the following legend:


                           "The shares  represented  by  this   certificate  are
                  subject to the restrictions on disposition and to the other provisions of a Voting and Standstill Agreement dated as of September ___, 1999 between Intellesale.com, Inc. and Applied Digital Solutions, Inc. Copies of such Agreement are on file at the respective offices of Intellesale.com, Inc. and Applied Digital Solutions, Inc."; and

         (b) to the entry of stop transfer orders with the transfer agents of any such Voting Securities against the transfer of such legended certificates representing such Voting Securities except in compliance with this Agreement.

Upon the  occurrence of any transfer  made in accordance  with the terms of this
Section 3, if the ADS Shares are no longer subject to the restrictions set forth in this Agreement, the Company shall, and shall cause its transfer agent to, remove all restrictive legends referencing this Agreement (other than securities laws legends that may still be applicable) that are set forth on the certificate representing such transferred ADS Shares.

         5.2 Board Approval. Any approval by the Disinterested Directors in accordance with this Agreement shall be evidenced by a specific resolution adopted by the Disinterested Directors at a meeting duly called and held.

         5.3 Amendment. This Agreement may not be modified, amended, altered or supplemented except by a written agreement signed by the Company and ADS, which modification, amendment, alteration or supplement must be approved by a majority of the Disinterested Directors. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, unenforceable or against public policy, the remainder of terms, provisions, and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         5.4 Successor; Assignment. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the successors to, and permitted assigns of, the parties hereto; provided, however, that this Agreement shall not be binding upon or inure to the benefit of any successor to the Company in a merger in which the Company is not the surviving corporation. This Agreement shall not be assignable by any of the parties hereto without prior written consent of the other parties.

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         5.5 Applicable  Law. This Agreement  shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to principles of conflict of law thereof.

         5.6 Entire Agreement; Counterparts. This Agreement, including the Exhibit hereto, contains all of the terms, conditions, representations and warranties agreed upon by parties relating to the subject matter of this Agreement and supersedes all other prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter. This Agreement may executed in any number of counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same instrument.

         5.7 Section Headings. The section and subsection headings contained in this Agreement are solely for the purposes of reference and shall not affect the meaning or interpretation of this Agreement.

         5.8 Injunctive Relief. The parties acknowledge and agree that the Company would be irreparably damaged in the event any of the provisions of Sections 1, 2 or 3 are not performed by ADS in accordance with their specific terms or are otherwise breached, the remedies at law for any such breach are inadequate and the Company will suffer direct and continuing injury as a result of any such breach. Accordingly, it is agreed that the Company shall be entitled, without necessity of furnishing a bond, to injunctive relief (including a temporary restraining order or a preliminary injunction) to prevent breaches of any of such Sections and to specifically enforce any of such Sections and the terms and provisions thereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to, and not in limitation of, any other remedy to which the parties may be entitled, at law or in equity.

         5.9 Remedies. The parties agree that the sole and exclusive remedies for a breach of any of the provisions of this Agreement shall be an award of damages or injunctive relief, as determined by a court of competent jurisdiction, and that no breach of any provision of this Agreement by any party hereto shall give rise to a right of the non-breaching party or parties to terminate this Agreement nor shall any such breach excuse the non-breaching party or parties from the obligation to perform any of its or their obligations hereunder.


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


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                                               APPLIED DIGITAL SOLUTIONS, INC.



                                               By:  /s/ Garrett A. Sullivan
                                                   ------------------------
                                               Its: President


                                               INTELLESALE.COM, INC.



                                               By:  /s/ Marc Sherman
                                                   ------------------------
                                               Its: President







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